Registration No. 33-66938
                                                               Rule 424(b)(3)

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 14, 1994


              Merrill Lynch Home Equity Acceptance, Inc., Seller
                  Subordinate Mortgage Backed Certificates,
                       Series 1994A, Class A-1 and A-2

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
     _________________________________________________________________

     On January 18, 1994, Subordinate Mortgage Backed Certificates, Series 1994A, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $103,636,222. The Class A Certificates represented beneficial interests of approximately 77.7% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements each by and among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Prime First and Fixed Rate Mortgage Loans--Delinquency and Loan Loss Experience" on page 66 of the Prospectus are hereby updated, in their entirety, as follows:


         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                                            December 31, 1996               December 31, 1995             December 31, 1994
                                    -------------------------------   -----------------------------  --------------------------
                                                                                                       Number
                                                                                                         of
                                       Number of        Principal        Number of       Principal    PrimeFirst     Principal
                                    PrimeFirst Loans      Amount      PrimeFirst Loans    Amount         Loans         Amount
                                    ----------------    -----------   ----------------   ---------    ----------     ----------
PrimeFirst Loans
  Outstanding . . . . . . . . . .         11,054       $4,331,131          8,272         $3,536,761      7,615      $3,351,328
Delinquency Period
  30-59 Days  . . . . . . . . . .            180       $   84,297              127      $   56,370         121      $   86,279
  60-89 Days  . . . . . . . . . .             19            6,583               13           7,917          20          18,152
  90 Days or More*  . . . . . . .             29           27,590               44          45,749          17          19,257
     Total Delinquency  . . . . .            228       $  118,470              184      $  110,036         158      $  123,688

Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . . . .          2.06%            2.74%            2.22%           3.11%       2.07%           3.69%
Foreclosures  . . . . . . . . . .             29       $   39,100              28       $   38,209          18      $  15,637

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .              0.26%            0.90%            0.34%           1.11%       0.24%          0.47%


________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                                Year Ended              Year Ended             Year
                                                                                                               Ended
                                                             December 31, 1996      December 31, 1995      December 31, 1994
                                                             -----------------      -----------------      -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio . . . . . . . . . . . . . . . . . . . .              $3,933,946              $3,444,045        $2,807,875
Average Number of PrimeFirst Loans Outstanding
  During the Period . . . . . . . . . . . . . .                       9,663                   7,944             6,287
Gross Charge-offs . . . . . . . . . . . . . . . . .              $    6,157              $    1,840         $     457
Recoveries  . . . . . . . . . . . . . . . . . . . .                       0                       0                 0
                                                                 -----------             -----------        ----------
Net Charge-offs . . . . . . . . . . . . . . . . . .              $    6,157              $    1,840         $     457
                                                                 ============            ============       ==========
Net Charge-offs as a percent of Average
  Principal Balance Outstanding . . . . . . . .                       0.16%                   0.05%              0.02%


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 69 and 70 of the Prospectus are hereby updated, in their entirety, as follows:

                           REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                                     As of December 31,
                                  ----------------------------------------------------------------------------------------
                                      1991          1992            1993           1994           1995            1996
                                     ------         -----          ------         ------          ----            ----
Number of Revolving Credit
  Line Loans Serviced . . . .        15,913          15,084         13,839         15,598          25,056         28,368
Aggregate Loan Balance of
  Revolving Credit Line
  Loans Serviced  . . . . . .      $1,073,492      $1,062,930     $1,037,427     $1,079,693      $1,293,483     $1,353,800
Loan Balance of Revolving
  Credit Line Loans 2 Mos.
  Delinquent  . . . . . . . .      $    2,250      $    3,717     $    5,161     $    5,358      $    8,447     $8,292
Loan Balance of Revolving
  Credit line Loans 3 Mos.
  or more Delinquent  . . . .      $   22,361      $   18,751     $   17,508     $   22,989      $   33,763     $39,508
Total of 2 Months or more
  Delinquent as a Percentage
  of Aggregate Loan Balance
  of Revolving Credit Line
  Loans Serviced  . . . . . .           2.29%           2.11%          2.19%          2.63%           3.26%        3.53%


                        MORTGAGE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                   As of December 31,
                                    ----------------------------------------------------------------------------------
                                    1991          1992            1993           1994           1995            1996
                                    ----          ----            ----           ----           ----            ----
As of end of Period:
  Number of Revolving Credit
  Line Loans Serviced . . .          15,913          15,084         13,839         15,598          25,056         28,368
Aggregate Loan Balance of
  Revolving Credit Line
  Loans Serviced  . . . . .      $1,073,492      $1,062,930     $1,037,427     $1,079,693      $1,293,483     $1,353,800
For the Period:
  Gross Charge Offs
    Dollars . . . . . . . .       $     936      $    1,447     $    3,153      $   1,118      $    3,700     $1,860
    Percentage(1) . . . . .           0.09%           0.14%          0.30%          0.10%           0.29%        0.14%

_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs-Dime Revolving Credit Loans-Delinquency and Loan Loss Experience" on pages 75 and 76 of the Prospectus are hereby updated, in their entirety, as follows:

                                 DIME PORTFOLIO DELINQUENCY EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                                  As of December 31,
                                            ----------------------------------------------------------
                                               1993             1994         1995          1996
                                              -------           ------       ------        -----
Number of revolving credit line loans
     serviced . . . . . . . . . . . . .            5,033          4,417         3,919        3,356
Aggregate loan balance of revolving
     credit
  line loans serviced . . . . . . . . .         $273,325       $233,053      $200,367     $163,241
Loan balance of revolving credit line
     loans
  2 months delinquent . . . . . . . . .        $     773      $   1,743     $   1,000     $   1,039
Loan balance of revolving credit line
     loans
  3 months or more delinquent . . . . .        $     807      $   2,056     $   2,885     $   3,145
Total of 2 months or more delinquent as
  a percentage of aggregate loan balance
  of revolving credit line loans . . . .           0.58%          1.63%         1.94%        2.56%




                                    DIME PORTFOLIO LOSS EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                                As of December 31,
                                               ----------------------------------------------------
                                                    1993           1994          1995         1996
                                                  -------        -------        ------      ------
As of end of Period:
     Number of revolving credit line
     loans serviced .  . . . . . . . . .          5,033          4,417         3,919        3,356
     Aggregate loan balance of revolving
     credit
     line loans serviced  . . . . . . .         $273,325        $233,053      $200,367      $163,241
For the Period:
     Gross charge-offs dollars  . . . .         $     0         $   74         $   95       $   327
     Percentage(1)  . . . . . . . . . .            0.00%          0.03%         0.05%        0.20%

______________
(1)  As a percentage of aggregate balance of Mortgage Loans serviced.

     The information contained in the tables entitled "Statistics Date Adjustable Group 1 Loan Principal Balances", "Range of Adjustable Group 1 Margins", "Statistics Data Fixed Group 1 Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 45, 48, 50 and 56, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1996, the Mortgage Loan Balances and margins of the Mortgage Loans:

      ADJUSTABLE GROUP 1 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1996

                                            Number of
                                            Adjustable                                               % of Adjustable
                                             Group 1                                                 Group 1 Loans by
     Range of Principal Balances              Loans                  Principal Balance              Principal Balance
     ---------------------------            -----------              -----------------              ------------------
$    0.00 - 49,999.99  . . . . . . . .               25                $           686,615.92                    0.09%
$    50,000.00 - 54,999.99 . . . . . .                3                            156,256.08                    0.02
$    55,000.00 - 59,999.99 . . . . . .                6                            342,399.54                    0.04
$    60,000.00 - 74,999.99 . . . . . .               20                          1,384,291.47                    0.18
$    75,000.00 - 99,999.99 . . . . . .               50                          4,566,642.37                    0.58
$    100,000.00 - 149,999.99 . . . . .              194                         23,618,437.24                    3.00
$    150,000.00 - 199,999.99 . . . . .              187                         33,233,424.45                    4.21
$    200,000.00 - 249,999.99 . . . . .              244                         54,018,614.79                    6.85
$    250,000.00 - 299,999.99 . . . . .              202                         56,443,323.47                    7.16
$    300,000.00 - 349,999.99 . . . . .              189                         60,273,617.47                    7.67
$    350,000.00 - 399,999.99 . . . . .              119                         44,538,965.79                    5.65
$    400,000.00 - 449,999.99 . . . . .               83                         34,866,996.91                    4.42
$    450,000.00 - 499,999.99 . . . . .               79                         37,424,118.29                    4.75
$    500,000.00 - 549,999.99 . . . . .               55                         28,528,492.50                    3.62
$    550,000.00 - 599,999.99 . . . . .               50                         28,713,252.46                    3.64
$    600,000.00 - 649,999.99 . . . . .               49                         30,232,198.66                    3.83
$    650,000.00 - 699,999.99 . . . . .               31                         20,952,258.35                    2.66
$    700,000.00 - 749,999.99 . . . . .               27                         19,521,265.34                    2.48
$    750,000.00 - 799,999.99 . . . . .               22                         17,032,813.24                    2.16
$    800,000.00 - 849,999.99 . . . . .               17                         13,875,131.29                    1.76
$    850,000.00 - 899,999.99 . . . . .               17                         14,846,826.51                    1.88
$    900,000.00 - 949,999.99 . . . . .               16                         14,684,822.68                    1.86
$    950,000.00 - 999,999.99 . . . . .               25                         24,776,852.63                    3.14
$1,000,000.00 - 1,099,999.99 . . . . .               41                         41,886,111.34                    5.31
$1,100,000.00 - 1,199,999.99 . . . . .                9                         10,098,456.05                    1.28
$1,200,000.00 - 1,299,999.99 . . . . .               18                         22,296,108.85                    2.83
$1,300,000.00 - 1,399,999.99 . . . . .                5                          6,721,034.89                    0.85
$1,400,000.00 - 1,499,999.99 . . . . .               14                         20,303,084.77                    2.57
$1,500,000.00 - 1,599,999.99 . . . . .                5                          7,513,201.57                    0.95
$1,600,000.00 - 1,699,999.99 . . . . .                5                          8,130,000.00                    1.03
$1,700,000.00 - 1,799,999.99 . . . . .                5                          8,755,228.58                    1.11
$1,800,000.00 - 1,899,999.99 . . . . .                4                          7,350,271.51                    0.93
$1,900,000.00 - 1,999,999.99 . . . . .                6                         11,848,044.15                    1.50
$2,000,000.00 - 2,099,999.99 . . . . .                7                         14,198,275.50                    1.80
$2,100,000.00 - 2,199,999.99 . . . . .                2                          4,325,183.36                    0.55
$2,200,000.00 - 2,299,999.99 . . . . .                2                          4,524,999.89                    0.57
$2,300,000.00 - 2,399,999.99 . . . . .                2                          4,660,000.00                    0.59
$2,400,000.00 - 2,499,999.99 . . . . .                2                          4,998,232.62                    0.63
$2,500,000.00 - 2,599,999.99 . . . . .                2                          5,000,000.00                    0.63
$2,700,000.00 - 2,799,999.99 . . . . .                3                          8,150,000.00                    1.03
$2,900,000.00 - 2,999,999.99 . . . . .                1                          2,984,970.21                    0.38
$3,000,000.00 or higher . . . . . . .                 8                         30,051,315.84                    3.81
                                                   --------                    --------------                   ------
         TOTALS . . . . . . . . . . . .            1,851                       $788,512,136.58                  100.00%
                                                   ========                    ===============                  ======

         RANGE OF ADJUSTABLE GROUP 1 MARGINS AS OF DECEMBER 31, 1996

                              Number of                                                  % of Adjustable
                         Adjustable Group 1                                             Group 1 Loans by
    Margin/(1)/                 Loans                    Principal Balance              Principal Balance
   ------------          -------------------             -----------------              -----------------
         -0.500%                     1                        $124,275.40                      0.02%
         -0.250%                   177                     245,817,747.29                     31.17
         -0.125%                   236                     155,826,426.59                     19.76
          0.000%                   721                     252,266,160.54                     31.99
          0.250%                   429                      91,673,623.88                     11.63
          0.500%                   281                      35,368,530.37                      4.49
          0.750%                     2                         472,692.85                      0.06
          1.000%                     1                         112,679.66                      0.01
          1.500%                     2                       6,250,000.00                      0.79
          1.625%                     1                         600,000.00                      0.08
                                   ____                     -------------                      ----
          TOTALS                   1,851                    $788,512,136.58                    100.00%
                                   =====                    ===============                    ======

_________________________
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except when the Margin is equal to or greater than 1.50%, in which case it is added to the applicable Six-Month LIBOR Index; provided that the Underlying Mortgage Rate will not exceed 12.00%, 15.00% or 18.00% per annum, as applicable. See "Summary of the Terms of the Class A Certificates--Group 1 Loans" and "MLCC and its Mortgage Programs--PrimeFirst and Fixed Rate Mortgage Loans" herein.

        FIXED GROUP 1 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1996

                                                                                     % of Fixed Group
                                             Number of                                       1
                                           Fixed Group 1          Principal              Loans by
     Range of Principal Balances               Loans               Balance           Principal Balance
     ---------------------------           --------------         ---------          -----------------
$    50,000.00 -    54,999.99 . . .               1              $    53,564.91            0.35%
$    75,000.00 -    99,999.99 . . .               1                   95,969.23            0.62
$100,000.00 - 149,999.99  . . . . .               3                  318,613.62            2.07
$150,000.00 - 199,999.99  . . . . .              11                2,067,302.48           13.43
$200,000.00 - 249,999.99  . . . . .              12                2,688.972.02           17.48
$250,000.00 - 299,999.99  . . . . .               5                1,403,962.62            9.12
$300,000.00 - 349,999.99  . . . . .               5                1,652,371.42           10.74
$350,000.00 - 399,999.99  . . . . .               3                1,114,476.85            7.24
$400,000.00 - 449,999.99  . . . . .               1                  406,502.41            2.64
$450,000.00 - 499,999.99  . . . . .               1                  469,738.74            3.05
$500,000.00 - 549,999.99  . . . . .               2                1,041,502.95            6.77
$550,000.00 - 599,999.99  . . . . .               1                  583,087.35            3.79
$750,000.00 - 799,999.99  . . . . .               1                  772,577.00            5.02
$850,000.00 - 899,999.99  . . . . .               1                  850,243.45            5.52
$900,000.00 - 949,999.99  . . . . .               1                  906,049.79            5.89
$950,000.00 - 999,999.99  . . . . .               1                  965,147.11            6.27
                                            -----------        ----------------          -------
               TOTALS                            50            $  15,390,081.95          100.00%
                                            ===========        ================          =======

           GROUP 2 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1996

                                                                                                 % ofGroup 2
                                              Number of                                          Loans by
    Range of Principal Balances             Group 2 Loans          Principal Balance             Principal Balance
    ---------------------------             -------------          -----------------            ------------------
$    4,999.99 or Lower                             333              $        776,858.41                   0.29%
$    5,000.00 - 9,999.99 .  . . . .                405                     3,006,184.95                   1.10
$    10,000.00 - 14,999.99  . . . .                395                     4,967,823.76                   1.83
$    15,000.00 - 19,999.99  . . . .                390                     6,832,027.66                   2.51
$    20,000.00 - 24,999.99  . . . .                321                     7,265,382,16                   2.67
$    25,000.00 - 29,999.99  . . . .                366                    10,163,202.58                   3.73
$    30,000.00 - 34,999.99  . . . .                250                     8,137,905.12                   2.99
$    35,000.00 - 39,999.99  . . . .                276                    10,429,388.27                   3.83
$    40,000.00 - 44,999.99  . . . .                262                    11,195,690.17                   4.11
$    45,000.00 - 49,999.99  . . . .                278                    13,331,691.64                   4.90
$    50,000.00 - 54,999.99  . . . .                146                     7,634,217.83                   2.81
$    55,000.00 - 59,999.99  . . . .                151                     8,759,351.59                   3.22
$    60,000.00 - 64,999.99  . . . .                121                     7,578,475.95                   2.78
$    65,000.00 - 69,999.99  . . . .                102                     6,913,430.11                   2.54
$    70,000.00 - 74,999.99  . . . .                135                     9,825,161.00                   3.61
$    75,000.00 - 99,999.99  . . . .                416                    36,538,065.31                  13.43
$    100,000.00 - 149,999.99  . . .                295                    36,057,421.52                  13.25
$    150,000.00 - 199,999.99 .. . .                112                    19,553,673.94                   7.18
$    200,000.00 - 249,999.99  . . .                 53                    12,152,296.77                   4.47
$    250,000.00 - 299,999.99 .  . .                 48                    13,249,845.10                   4.87
$    300,000.00 - 349,999.99  . . .                 32                    10,432,196.56                   3.83
$    350,000.00 - 399,999.99  . . .                 10                     3,735,562.95                   1.37
$    400,000.00 - 449,999.99  . . .                  6                     2,579,267.79                   0.95
$    450,000.00 - 499,999.99  . . .                  6                     2,899,333.43                   1.07
$    500,000.00 - 549,999.99  . . .                  4                     2,087,902.21                   0.77
$    550,000.00 - 599,999.99  . . .                  2                     1,172,144.87                   0.43
$    600,000.00 - 649,999.99  . . .                  3                     1,916,708.60                   0.70
$    650,000.00 - 699,999.99  . . .                  3                     1,986,034.80                   0.73
$    700,000.00 - 749,999.99  . . .                  2                     1,439,259.94                   0.53
$    750,000.00 - 799,999.99  . . .                  3                     2,376,328.34                   0.87
$    900,000.00 - 999,999.99  . . .                  1                       941,372.11                   0.35
$1,000,000.00 - 1,099,999.99  . . .                  3                     3,050,799.00                   1.12
$1,400,000.00 - 1,499,999.99  . . .                  1                     1,497,839.42                   0.55
$1,600,000.00 - 1,699,999.99 . . . .                 1                     1,671,922.14                   0.61
                                                --------            -------------------                 -------
TOTALS . . . . . . . . . . . . . . .             4,932              $    272,154,766.00                 100.00%
                                                ========            ===================                 =======

     Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates--General" on pages 30 and 32, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1996, the Certificate Characteristics:

                      GROUP 1 CERTIFICATE CHARACTERISTICS AS OF DECEMBER 31, 1996

                       Parties to                                    Original                                         Current
                        Pooling        Type                           Senior          Original                         Senior
              Month       and           of          Original         Mortgage          Pooled         Current         Mortgage
               of      Servicing     Mortgage         Pool         Certificates     Certificates        Pool        Certificates
  Series    Issuance   Agreement       Loan          Balance          Balance         Balance        Balance(1)      Balance(1)
  ------    --------  ----------     --------     -----------     -------------    -------------   ------------    -------------
1991F         6/91        (3)          (4)       $275,922,834    $267,645,149      $8,277,685     $111,683,143     $86,838,005
1992A         2/92        (3)          (4)        254,696,872     247,692,708       7,004,164      101.759,054      80,944,125
1992C         5/92        (3)          (4)        192,556,636     188,223,000       4,333,636       78,269,676      64,301,559
1992F         8/92        (3)          (4)        307,013,073     297,802,000       9,211,073      131,598,921     122,387,848
1993B         2/93        (3)          (4)        287,950,988     278,600,000       9,350,988      126,056,627     116,705,639
1993C         3/93        (3)          (4)        272,072,855     264,585,000       7,487,855      123,368,491     115,880,636
1993E         6/93        (3)          (4)        226,724,904     221,241,592       5,483,312      131,166,306     125,682,994
                                                --------------   -------------     ----------     ------------    ------------
Totals                                          $1,816,938,162  $1,765,789,449     $51,148,713     $803,902,218    $712,740,806
                                                ==============  ==============     ===========    =============    ============

(table continued)

                        Original    Original    Original
                         Pooled      Pooled      Pooled
                       Certificates CertificatesCertificates                                                          CPR
                         Balance    Balance     Balance                                                               for the
         Current        as a % of   as a %      as a % of                             Mortgage      Principal         Mortgage
         Pooled         Original    of Current    the       30-59         60+         Loans in      Balance of        Loans
         Certificates     Pool        Pool     Respective  Day Delin-   Day Delin-     Fore-        Loans in           in the
Series   Balance(1)      Balance     Balance    Total(1)   quencies(1)   quencies(1)  closure(1)    Foreclosure(1)    Series(2)
------   ------------   --------    --------    --------   -----------   -----------  ----------    -------------     ---------
1991F    $6,950,345 (5)     3.00%      6.22%      14.66%     $859,398     $999,183      3            $4,350,000        15.00%
1992A     6,254,036 (5)     2.75%      6.15%      13,19%     2,461,986      570,000     4             2,720,002        17.00%
1992C     3,565,382 (5)     2.25%      4.56%      7.52%      2,041,794    2,349,964     1               854,995        17.50%
1992F      8,319,544        3.00%      6.32%      17.55%     2,736,553    1,469,762     1               420,000        17.50%
1993B      9,350,988        3.25%      7.42%      19.72%     2,023,531      189,643     3             2,934,063        19.00%
1993C      7,487,855        2.75%      6.07%      15.79%     3,375,804    2,933,568     0                     0        18.60%
1993E      5,483,312        2.42%      4.18%      11.57%     5,278,754      765,000     2             7,100,000        14.10%
         ------------       -----      -----     ------    -----------   ----------    ---           ----------        ------
Totals   $47,411,462        2.82%      5.90%     100.00%   $18,777,820   $9,277,120    14            $18,379,060          N/A
         ============       =====      =====     =======   ===========   ==========    ===

____________________

(1)  As of December 31, 1996 (after the January 15, 1997 distribution).

(2) The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1996.

(3) Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A. (in the case of Series 1991F, Security Pacific National Bank), as Underlying Trustee.

(4)  The Mortgage Loans in all Series are adjustable rate
     PrimeFirst(Registered Trademark) loans, except that Series 1993E contains $15,390,082 principal amount of fixed rate Mortgage Loans as of December 31, 1996. See "The Mortgage Pools--Group 1 Loans."

(5) Commencing with the January 18, 1994 Underlying Distribution Date, the Pooled Certificates will receive, as a distribution of principal, the excess interest, if any, available in respect of such Series that is not required to be distributed to the Senior Mortgage Certificates of such Series.


                      GROUP 2 CERTIFICATE CHARACTERISTICS AS OF DECEMBER 31, 1996

                                                                                                Current
                 Parties                                    Original      Original               Senior
                 Pooling     Type                            Senior       Pooled                 Mortgage
        Month      and        of   Distribution  Original    Mortgage    Certifi-  Current       Certifi-
          of     Servicing Mortgage of Lien     Pool      Certificates   cates      Pool         cates
 Series Issuance Agreement Loan     Priority    Balance     Balance     Balance   Balance(1)  Balance(1)
------- -------- --------- ------   ----------  ---------  -----------  --------  ----------  ----------
1991-2  9/91     (3)        (4)       (6)     $644,828,169  $619,035,042  $25,793,127 $92,378,506  $25,918,618
1992-1  9/92     (3)        (5)       (7)      321,511,670   305,436,000   16,075,670 114,707,821   98,632,151
1993-1  2/93     (3)        (4)       (8)      316,009,706   303,380,000   12,629,706  61,242,806   32,174,047
                                             -------------- -------------  ----------- ------------ ------------
Totals                                       $1,282,349,545 $1,227,851,042 $54,498,503 $268,329,133 $156,724,816
                                             ============== ============== =========== ============ ============
(table continued)

                       Original      Current      Current
                        Pooled       Pooled        Pooled
                     Certificates Certificates  Certificates                                                           CPR
                       Balance       Balance      Balance                                   Mortgage                  for the
                       as a % of     as a %      as a % of                                   Loans in  Principal      Mortgage
           Current     Original      of Current    the         30-59         60+            Fore-      Balance of     Loans
           Pooled       Pool         Pool         Pool        Day Delin-    Day Delin-      closure    Loans in       in the
Series   Balance(1)    Balance       Balance      Total(1)    quencies(1)   quencies(1)       (1)      Foreclosure(1) Series(2)
------  -----------    -------      --------     ---------  ------------- -------------   ------------ ----------    ----------
1991-2  $18,010,724       4.0%       19.50%       38.55%    $ 3,666,314   $ 3,706,225         12       $1,302,891      30.50%
1992-1  16,075,670        5.0%       14.01%       34.41%      5,977,876     2,861,970         19        1,162,469      21.20%
1993-1  12,629,706        4.0%       20.62%       27.04%      2,549,339     1,815,955         10        3,125,963      34.20%
        -----------      -----       ------      -------     ----------    ----------         --       ----------     -------
Totals  $46,716,100      4.25%       17.41%      100.00%    $12,193,529    $8,384,150         41       $5,591,323        N/A
        ===========      =====       ======      =======    ===========     =========         ==        =========      ======

____________________

(1)  As of December 31, 1996 (after the January 15, 1997 distribution).

(2) The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1996.

(3) Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(4) MLCC Revolving Credit Loans, except for the 1991-2 Series, which contains Mortgage Loans constituting 4.00% of the Mortgage Pool, which are Revolving Credit Loans originated by CenTrust. See "MLCC and Its Mortgage Programs--Equity Access Program" and "--Centrust Revolving Credit Loans."

(5) Dime Revolving Credit Loans. See "MLCC and Its Mortgage Programs--Dime Revolving Credit Loans." Substantially all of the Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.

(6) 49.69% first lien and 50.31% second and third liens as of December 31, 1996.

(7)  0.27% first lien and 99.73% second lien as of December 31, 1996.

(8)  57.71% first lien and 42.29% second and third liens as of December 31,
     1996.
                        _____________________________

          The date of this Prospectus Supplement is March 31, 1997.